TWELFTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

        THIS TWELFTH AMENDMENT TO COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS (the "Amendment") is made effective as of April 7, 2000, by and among FLEET BANK
- NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), GREEN MOUNTAIN COFFEE ROASTERS, INC. (f/k/a Green Mountain Coffee, Inc.), a Vermont corporation with a principal place of business at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Borrower"), and GREEN MOUNTAIN COFFEE ROASTERS FRANCHISING CORPORATION, a Delaware corporation (the "Subsidiary").

                              W I T N E S S E T H:

        WHEREAS, the Bank, the Borrower, and the Subsidiary are parties to a certain Fleet Bank - NH Seventh Amendment and First Restatement of Commercial Loan Agreement dated April 12, 1996, as amended by Eighth Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated February 19, 1997, Ninth Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated June 9, 1997, Tenth Amendment to Commercial Loan Agreement and Loan Documents dated January 15, 1998, and Eleventh Amendment to Fleet Bank - NH Commercial Loan Agreement and Loan Documents dated February 19, 1998 (as amended to date, the "Loan Agreement") and certain Loan Documents of various dates (as defined in the Loan Agreement and as amended through the date hereof), including, but not limited to a certain Guaranty Agreement dated October 22, 1992, as amended to date, of the Subsidiary (the "Guaranty"), and certain Security Agreements of the Borrower dated April 12, 1996 and of the Subsidiary dated October 22, 1992, as amended to date (collectively, the "Security Agreements");

        WHEREAS, pursuant to the Loan Agreement, the Bank has extended to the Borrower certain credit facilities including a revolving line of credit loan up to the maximum principal amount of Nine Million Dollars ($9,000,000.00) (the "Revolving Line of Credit Loan") and a revolving line of credit/ term loan in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) (the "Revolving Line of Credit/ Term Loan"); and

        WHEREAS, the Borrower has requested, and the Bank has agreed, to (a) refinance the Revolving Line of Credit Loan and the Revolving Line of Credit/ Term Loan by consolidating said loans and replacing them with a revolving line of credit in the maximum principal amount of up to Fifteen Million Dollars ($15,000,000.00), and (b) make certain other modifications and amendments to the terms and conditions affecting all of the credit facilities provided under the Loan Agreement and the Loan Documents. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and/or the Loan Documents, as the case may be.

        NOW, THEREFORE, in consideration of the Bank increasing the Revolving Line of Credit Loan as described above, and amending the Loan Agreement in other respects as provided below, the Bank, the Borrower, and the Subsidiary hereby agree to amend the Loan Agreement and the Loan Documents as follows:


I.  AMENDMENT OF LOAN AGREEMENT.

        A.  INCREASE OF REVOLVING LINE OF CREDIT LOAN.   References  in the Loan
Agreement to the "Revolving Line of Credit/Term Loan" are deleted and Section I of the Loan Agreement is amended to read in its entirety as follows:

         I. REVOLVING LINE OF CREDIT LOAN. The Revolving Line of Credit Loan first described above (the "Revolving Line of Credit Loan") made available by the BANK to the BORROWER shall be upon and subject to the terms and conditions set forth in the Note evidencing the Revolving Line of Credit Loan, the other Loan Documents, and this Agreement.

         A. MAXIMUM AVAILABLE AMOUNT. The aggregate maximum principal amount available to the BORROWER under the Revolving Line of Credit Loan (the "Maximum Available Amount") shall be FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00).

         B. ADVANCES. The Revolving Line of Credit Loan shall be disbursed, advanced, re-advanced, and repaid as provided in the Note evidencing the Revolving Line of Credit Loan and this Agreement. The BORROWER may request that advances and re-advances be made to the BORROWER (each such advance or re-advance an "Advance") orally or in writing from time to time in accordance with such procedures as BANK may reasonably impose in an amount such that the aggregate amounts outstanding under the Revolving Line of Credit Loan do not exceed the Maximum Available Amount as determined under Paragraph A of this Section I above. Notwithstanding any other provision of this Agreement, no Advance shall be made by BANK to the BORROWER at any time an Event of Default (as hereinafter defined) exists under this Agreement or the Loan Documents, or any condition exists which, if not cured, would with the passage of time or the giving of notice, or both, constitute such an Event of Default. At the time of each Advance under the Revolving Line of Credit Loan the BORROWER shall immediately become indebted to the BANK for the amount thereof. Each such Advance may be credited by the BANK to any deposit account of BORROWER with the BANK, or in such other reasonable manner as may be designated in writing by the BANK to the BORROWER, and shall constitute a binding obligation of the BORROWER to the BANK.

         C. PAYMENT OF PRINCIPAL. The BORROWER shall make payments of principal under the Revolving Line of Credit Loan from time to time in such amounts as is required to maintain the outstanding principal thereunder at or below the Maximum Available Amount as determined under Section I.
         A. above. THE ENTIRE AMOUNT OF OUTSTANDING PRINCIPAL, ACCRUED INTEREST AND OTHER CHARGES PAYABLE UNDER THE REVOLVING LINE OF CREDIT LOAN SHALL BE DUE AND PAYABLE BY BORROWER IN FULL ON March 31, 2003 (the "Maturity Date").

         D.  INTEREST RATE.

         (i) ALTERNATIVE RATES. The principal balance outstanding from time to time under the Revolving Line of Credit Loan, shall bear interest at the following rates, at BORROWER's selection, subject to the conditions and limitations provided for herein and in the Note evidencing such
         Loan: (i) Revolving Variable Rate (defined below), (ii) Revolving LIBOR Rate (defined below), or (iii) Revolving BAR Rate (defined below). BORROWER shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives provided herein, for the Revolving Line of Credit Loan by notifying the BANK of its selection (pursuant to procedures and forms required by the BANK): (i) prior to each Advance, (ii) prior to the end of each Interest Period applicable to a LIBOR or Fixed Interest Rate Advance or (iii) on any Business Day on which BORROWER desires to convert an outstanding Variable Rate Advance to a LIBOR or Fixed Interest Rate Advance. The selection of an interest rate for the Revolving Line of Credit Loan shall be limited to those rates specifically made available for such Loan pursuant to this Agreement. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year. As used herein, a "Business Day" is any Banking Day and, with respect to determining or selecting a Revolving LIBOR Rate, any London Banking Day. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, unless, with respect to a LIBOR Advance, the effect would be to make the payment due in the next calendar month, in which event such payment shall be due on the next preceding day which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month. The term "Banking Day" means in respect of any city, any date on which commercial banks are open for business in that city.

         (ii) REVOLVING LIBOR RATE. If BORROWER elects to have any amounts outstanding under the Revolving Line of Credit Loan bear interest at the Revolving LIBOR Rate, such interest rate shall be for a period measured from one (1) to twelve (12) months (each such period to be in one (1) month increments but in no event beyond the Maturity Date) ("Interest Period") at a rate (the "Revolving LIBOR Rate") equal to the LIBOR Rate (as hereinafter defined) plus the Applicable LIBOR Margin (as set forth below in Section I. D (v)) per annum. BORROWER may only elect the Revolving LIBOR Rate with respect to an outstanding principal amount under the Revolving Line of Credit Loan of not less than Five Hundred Thousand Dollars ($500,000.00). BORROWER shall notify BANK in writing at least two (2) Banking Days in advance of the date upon which the BORROWER desires an election to the Revolving LIBOR Rate to be effective. BORROWER's notice to BANK as aforesaid shall specify the outstanding amount under the Revolving Line of Credit Loan that BORROWER desires to bear interest at the Revolving LIBOR Rate, the period selected, and the date such election is to be effective (which must be a Banking Day). Any amounts outstanding under the Revolving Line of Credit Loan as to which BORROWER has elected the Revolving LIBOR Rate shall hereinafter be referred to as a "LIBOR Advance". The term "LIBOR rate" shall mean, with respect to any LIBOR Advance, the interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent), as determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to the Interest Period selected by Borrower for such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such Interest Period. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market. If such rate does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the day that is two (2) London Banking Days prior to the beginning of such Interest Period. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to the Interest Period selected by Borrower for such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such Interest Period. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance. In the event that the Lender is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate for such Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage (as defined below) with respect to LIBO deposits of the Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

         (iii) BANKER'S ACCEPTANCE RATE. If BORROWER elects from time to time to have amounts outstanding under the Revolving Line of Credit Loan bear interest at the Revolving BAR Rate, such interest rate shall be a fixed rate for one or more periods of thirty (30), sixty (60), or ninety (90) days each (each such period shall be an "Interest Period") equal to the Banker's Acceptance Rate (as hereinafter defined) plus the Applicable BAR Margin (as hereinafter defined) ("Revolving BAR Rate"), all upon such terms and conditions as the BANK may establish for Banker's Acceptance Rate borrowing. The "Banker's Acceptance Rate" shall be such fixed rate of interest for such periods as is determined and established by the BANK, and which may be changed by the BANK from time to time, for Banker's Acceptance Rate borrowing, whether or not such rate shall be otherwise published or BORROWER receives notice thereof. BORROWER may only elect the Banker's Acceptance-based Rate with respect to an outstanding principal amount under the Revolving Line of Credit Loan of not less than One Million Dollars ($1,000,000.00) ("Fixed Interest Rate Advance"). Notwithstanding the provisions of Section I.D. herein, a Fixed Interest Rate Advance which has a maturity date beyond the Maturity Date shall remain outstanding after the Maturity Date and shall be repaid by the BORROWER pursuant to the terms for such Fixed Interest Rate Advance. During any such period beyond the Maturity Date, the Loan Documents, notwithstanding any provision therein to the contrary, shall remain in full force and effect.

         (iv) If BORROWER does not select the Revolving LIBOR Rate or the Revolving BAR Rate for a particular Advance, the Advance shall bear interest at the variable rate equal to the Bank's Base Rate plus the Applicable Base Rate Margin (the "Revolving Variable Rate"). As used herein, the Bank's "Base Rate" is the per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the Revolving Variable Rate shall be effective as of the opening of business on each day that the Base Rate changes without prior notice to BORROWER and whether or not the change is published by Fleet National Bank or the BANK. Any portion of the Revolving Line of Credit Loan which bears interest at the Revolving Variable Rate is referred to herein as a "Variable Rate Advance."

         (v) For purposes of this Section I. D., the terms "Applicable LIBOR Margin," "Applicable BAR Margin," and "Applicable Base Rate Margin" shall mean the margins determined by BANK on a quarterly basis as provided below. The margins shall be determined by reference to the ratio of BORROWER's Funded Debt to Cash Flow (each as described and defined in Schedule B attached hereto) as reported on BORROWER's quarterly financial covenant compliance certificate (as described on Schedule B attached hereto) delivered to the BANK and as established by BORROWER's Financial Statements (as defined and described on Schedule B attached hereto) delivered to the BANK. The Applicable Base Rate Margin, Applicable LIBOR Margin and Applicable BAR Margin for the Revolving Line of Credit Loan are as follows:


         If ratio of Funded          Then the Applicable    Then the Applicable   Then the Applicable
         Debt to Cash Flow is:       Base Rate Margin is:   LIBOR Margin is:      BAR Margin is:
         ---------------------       --------------------   -------------------   -------------------

         Greater or equal to 2.0:1             0%                  2.0%                   1.85%

         Greater or equal to 1.5:1
         but less than 2.0:1                   0%                  1.75%                  1.60%

         Greater or equal to 1.0:1
         but less than 1.5:1                   0%                  1.50%                  1.35%

         Less than 1.0:1                       0%                  1.25%                  1.10%


         Within forty-five (45) days of the end of each fiscal quarter of BORROWER, BORROWER shall (a) deliver to BANK its quarterly Financial Statements for the fiscal quarter then ended (other than with respect to the fourth fiscal quarter for which BORROWER shall deliver management prepared financial statements for purposes hereof), (b) deliver to BANK the quarterly financial covenant compliance certificate of BORROWER, and (c) certify to BANK the then ratio of BORROWER's Funded Debt to Cash Flow and the BORROWER's determination of the Applicable Base Rate Margin, Applicable LIBOR Margin and Applicable BAR Margin therefrom on such form and in such detail as the BANK may from time to time specify. BORROWER shall also provide to the BANK such other reasonable information as BANK may request of BORROWER to verify its determination of the Applicable Base Rate Margin, Applicable LIBOR Margin and Applicable BAR Margin. As of the tenth (10th) Banking Day after the BORROWER's certification to the BANK of BORROWER's delivery of all of the above-referenced items to the BANK, the BANK shall notify BORROWER of its determination of the Applicable Base Rate Margin, Applicable LIBOR Margin and Applicable BAR Margin. The Applicable Base Rate Margin, Applicable LIBOR Margin and Applicable BAR Margin as so determined by the BANK shall be effective as to all outstanding advances under the Revolving Line of Credit Loan as of the tenth (10th) Banking Day after the date of the BORROWER's delivery to the BANK of the above-referenced items through the next date upon which the determination of a new Applicable Margin becomes effective in accordance with the above provisions.

         E.  PREPAYMENT PROVISIONS.

         1. PREPAYMENT. Each Loan or any portion thereof may be prepaid in full or in part at any time, upon fifteen (15) days' prior written notice to the holder of the Note evidencing the Loan in the case of a LIBOR Advance or Fixed Interest Advance, without premium or penalty with respect to Variable Rate Advances, but with respect to LIBOR and Fixed Interest Advances subject to the make-whole provision set forth below and payment of a Yield Maintenance Fee determined as provided below. Any partial prepayment of principal shall first be applied to any installment of principal then due and then be applied to the principal due in the reverse order of maturity, and no such partial prepayment shall relieve BORROWER of the obligation to pay each subsequent installment of principal when due.

         2.  CALCULATION OF YIELD MAINTENANCE FEE.

         (i) The Yield Maintenance Fee shall be calculated separately for each installment of principal due prior to the Maturity Date set forth in the applicable Note, as well as the entire balance of principal due at the Maturity Date, (in the case of the Revolving Line of Credit Loan, the calculation shall be based on the remainder of the applicable Interest Period) all in accordance with the following: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the current Interest Period, shall be subtracted from the applicable Revolving LIBOR Rate or Revolving BAR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period during which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the current Interest Period. The resulting amount shall be the yield maintenance fee due to Bank upon the prepayment of the LIBOR or Fixed Interest Rate Advance.

         (ii) Neither all nor any portion of the principal which bears interest at the Revolving LIBOR Rate or Revolving BAR Rate may or shall be prepaid prior to the last day of the applicable Interest Period, except upon fifteen (15) days' prior written notice to BANK and the payment to BANK of a Yield Maintenance Fee computed in accordance with clause (i) above.

         (iii) The Yield Maintenance Fee shall be payable in respect of all prepayments of principal whether voluntary or involuntary including, without limitation, prepayments made upon acceleration of the Loan, or application of insurance or eminent domain proceeds.

         (iv) Once written notice of intention to prepay is given, the Loan, or the applicable portion thereof, shall become due and payable in full on the date specified in the notice of prepayment and the failure to so prepay the Loan on such date, together with any applicable Yield Maintenance Fee, shall constitute an Event of Default.

         3. MAKE WHOLE PROVISION. BORROWER shall pay to BANK, immediately upon request and notwithstanding contrary provisions contained in any of the Loan Documents, such amounts as shall, in the conclusive judgment of BANK (in the absence of manifest error), compensate BANK for the loss, cost or expense which it may reasonably incur as a result of (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of a LIBOR or Fixed Interest Rate Advance on a date other than the last day of the applicable Interest Period, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any LIBOR or Fixed Interest Rate Advance to a Variable Rate Advance on a date other than the last day of the applicable Interest Period, (iii) the failure of all or a portion of an Advance which was to have borne interest at the Revolving LIBOR Rate or Revolving BAR Rate pursuant to the request of BORROWER to be made under the Loan Agreement (except as a result of a failure by BANK to fulfill BANK's obligations to fund), or (iv) the failure of BORROWER to borrow in accordance with any request submitted by it for a LIBOR Advance. Such amounts payable by BORROWER shall be equal to any administrative costs actually incurred, plus any amounts required to compensate for any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by BANK to fund or maintain a LIBOR or Fixed Interest Rate Advance plus, in any event, but without duplication, a Yield Maintenance Fee.

        F. PURPOSES. Amounts advanced and readvanced to Borrower under the Revolving Line of Credit Loan shall only be used for BORROWER's ordinary working capital requirements, planned repurchase of shares of stock in an aggregate amount up to $6,250,000.00, and other general corporate purposes.


        B. PAYMENTS PROVISION. Section V of the Loan Agreement is amended to read in its entirety as follows:

        V. PAYMENTS. All payments made by the BORROWER of principal and interest on the Loans, and other sums and charges payable under the Loan Documents, shall be made to the BANK in accordance with the terms of the respective Loan Documents in immediately available, lawful United States of America currency at its office set forth above, or by the debiting by the BANK of the demand deposit account(s) in the name of the BORROWER at the BANK, or in such other reasonable manner as may be designated by the BANK in writing to the BORROWER, and in any event shall be made in immediately available funds. The BORROWER authorizes the BANK automatically to debit the BORROWER's demand deposit account as described above.


        C.  ELIMINATION OF BORROWING BASE PROVISIONS AND CERTIFICATE.   Schedule
        A to the Loan Agreement and Exhibit A-1 thereto shall be and hereby are deleted in their entirety and replaced with SCHEDULE A attached hereto.

        D.  REVOLVING LINE OF CREDIT/TERM LOAN.   The  Loan  Agreement  shall be
        and hereby is amended by deleting Section I-A of the Loan Agreement in its entirety.

        E.  EQUIPMENT LINE OF CREDIT LOAN.   The  Loan  Agreement  shall  be and
        hereby is amended by deleting Section II of the Loan Agreement in its entirety.

        F. AMENDMENT OF FEES. Section I of Schedule B of the Loan Agreement shall be and hereby is replaced with the following:

         Revolving Line of Credit Commitment Fee:  $7,500.00 payable at Closing

         Unused Revolving Line of Credit Fee: 0.20% per annum of daily average of unadvanced amounts under Revolving Line of Credit Loan (based upon full availability of $15,000,000.00), determined and payable quarterly in arrears.

         Cash Management Fees: BANK's standard monthly fees as the same may be adjusted from time to time for target balance management and additional fees to be determined upon basis of scope of monthly services (e.g. lockboxes, zero balance account, etc.).

        G. AMENDMENT OF FINANCIAL COVENANTS. Effective as of the end of the Borrower's first fiscal quarter of its 2000 fiscal year, the Financial Covenants set forth in Section IV of Schedule B of the Loan Agreement shall be and hereby are deleted in their entirety and replaced with the following:

         IV.  DESCRIPTION OF ADDITIONAL FINANCIAL AND OTHER COVENANTS:

         A. BORROWER and the Subsidiary on a consolidated basis shall have a ratio of Funded Debt (as hereinafter defined) to Cash Flow (as hereinafter defined) as of the end of each fiscal quarter which does not exceed 2.25:1. "Funded Debt" means all indebtedness of the BORROWER and the Subsidiary other than ordinary trade accounts payable and accrued liabilities, all as determined in accordance with generally accepted accounting principles consistently applied ("GAAP") at the end of each fiscal quarter from BORROWER's and the Subsidiary's consolidated financial statements delivered to the BANK in accordance with the covenants of the BORROWER herein above (the "Financial Statements"). "Cash Flow" means the BORROWER's and Subsidiary's consolidated earnings for the twelve (12) month period ending as of the end of the reported fiscal quarter, before reduction for interest, depreciation, and amortization expense, and after reduction or increase for non-cash items, all as determined in accordance with GAAP from the Financial Statements.

         B. The BORROWER and the Subsidiary on a consolidated basis shall have a minimum "Debt Service Coverage" (as hereinafter defined) of 2.5:1 as at the end of each fiscal quarter. For purposes hereof, "Debt Service Coverage" shall mean the ratio of Cash Flow for the twelve (12) month period ending as of the end of the reported fiscal quarter to the aggregate amount of interest and current maturities on Funded Debt payable by BORROWER and the Subsidiary for such period, all as determined in accordance with GAAP from the Financial Statements.

         C. BORROWER and the Subsidiary shall have on a consolidated basis Net Profits (as hereinafter defined) of at least One Million Dollars ($1,000,000.00) for the twelve (12) month period ending as of the end of each fiscal quarter beginning with the third quarter of their 2000 fiscal year. "Net Profits" means net profits as determined in accordance with GAAP from the Financial Statements.

         D. BORROWER shall not make expenditures for capital assets or capital improvements (as determined in accordance with GAAP) in any fiscal year in excess of the sum of Five Million Five Hundred Thousand Dollars ($5,500,000.00) plus the amount of cash received in such fiscal year by BORROWER from the sale of capital assets.

         E. BORROWER shall report and certify to BANK its compliance with the financial covenants hereinabove within forty-five (45) days after each fiscal quarter end on such form or forms as may from time to time be specified by the BANK.

         H. MISCELLANEOUS PROVISIONS. The Loan Agreement shall be and hereby is amended by deleting Article XIII in its entirety and inserting in place thereof the following new Article XIII:


         XIII.  MISCELLANEOUS PROVISIONS.

         A. ENTIRE AGREEMENT; WAIVERS. This Agreement, the Schedules hereto, and the Loan Documents together constitute the entire agreement among the Borrower and the Bank with respect to the subject matter hereof. No covenant, term, condition or other provision of this Agreement or any of the Loan Documents, nor any default in connection therewith, may be waived except by an instrument in writing, signed by the Bank and delivered to the Borrower. The Bank's failure to exercise or enforce any of its rights, powers or privileges under this Agreement or the Loan Documents shall not operate as a waiver thereof. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant, condition or restriction which confers the greatest benefit upon the Bank shall control. The determination as to which term, covenant, condition or restriction is more beneficial shall be made by the Bank in its sole discretion.

         B. REMEDIES CUMULATIVE. All remedies provided under this Agreement and the Loan Documents or afforded by law shall be cumulative and available to the Bank until all of the Borrower's Obligations to the Bank have been paid in full.

         C. SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made in this Agreement and in the Loan Documents shall be deemed to be material and to have been relied on by the Bank, notwithstanding any investigation made by the Bank or in its behalf, and shall survive the execution and delivery of this Agreement and the Loan Documents. All such covenants, agreements, representations and warranties shall bind and inure to the benefit of the Borrower's and the Bank's successors and assigns, whether so expressed or not.

         D. GOVERNING LAW; JURISDICTION. This Agreement and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Hampshire. The Borrower, to the extent it may legally do so, hereby consents to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections they may have to venue in any such courts.

         E. ASSURANCE OF EXECUTION AND DELIVERY OF ADDITIONAL INSTRUMENTS. The Borrower agrees to execute and deliver, or to cause to be executed and delivered, to the Bank all such further instruments, and to do or cause to be done all such further acts and things, as the Bank may reasonably request or as may be necessary or desirable to effect further the purposes of this Agreement and the Loan Documents. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of any Note or any other of the Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other of the Loan Documents, Borrower will issue, in lieu thereof, a replacement Note or other of the Loan Documents in the same principal amount thereof and otherwise of like tenor.

         F. WAIVERS AND ASSENTS. The Borrower and any guarantors or endorsers of the Borrower's Obligations to the Bank, hereby waive, to the fullest extent permitted by law, all rights to marshaling of assets and all rights to demand, notice, protest, notice of acceptance of this Agreement and the Loan Documents, notice of Loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description with respect both to the Loan Documents and the Collateral.

         G. NO DUTY OF THE BANK WITH RESPECT TO THE COLLATERAL. The Bank shall have no duty as to the collection or protection of Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto, beyond the safe custody thereof.

         H. ELECTION OF THE BANK. The Bank may exercise its rights with respect to Collateral without resorting or regard to other collateral or sources of reimbursement for the Obligations of Borrower to the Bank.

         I. ASSIGNMENT AND PLEDGE. Bank shall have the unrestricted right at any time or from time to time, and without Borrower's or any guarantor's consent, to assign all or any portion of its right and obligations under this Agreement and the Loan Documents to one or more banks or other financial institutions (each, an "Assignee"), and Borrower and each guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any Loan Documents as Bank shall deem necessary to effect the foregoing (provided that the substantive terms of this Agreement and Loan Documents are not changed). In addition, at the request of Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released (provided that the Assignee has capital of not less than that of the Bank) from its obligations hereunder and thereunder to a corresponding extent. This Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Bank and the Borrower, their successors, assigns, heirs and personal representatives; provided, however, the rights and obligations of the Borrower are not assignable, delegable or transferable without the consent of the Bank. Bank may at any time pledge all or any portion of its rights under this Agreement and the Loan Documents, including, but not limited to, any portion of any Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the Loan Documents.

         J. PARTICIPATIONS. Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Bank's obligations to lend under this Agreement, the Loan Documents, and/or any or all of the Loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder. Bank may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that Bank shall require any such prospective Assignees or participant to agree in writing to maintain the confidentiality of such information.

         K. EXPENSES: PROCEEDS OF COLLATERAL. The Borrower covenants and agrees that they shall pay to the Bank, on demand, any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees, court costs, sheriffs' fees, and other expenses incurred or paid by the Bank in protecting and enforcing its rights under this Agreement, the Loan Documents, and the other Obligations, including the costs of preparation of this Agreement and the Loan Documents, and any amendments, modifications, consents, or waivers in respect thereof, and all filing, auditing, accounting, and appraisal fees. After deducting all of said expenses and the reasonable expenses of retaking, holding, preparing for sale, selling and the like, the residue of any proceeds of collections or sale of Collateral shall be applied to the payment of principal of or interest on Obligations of the Borrower to the Bank in such order or preference as the Bank may determine, and any excess shall be returned to the Borrower (subject to the provisions of the Uniform Commercial Code) and the Borrower shall remain liable for any deficiency.

         L. THE BANK'S RIGHT OF OFFSET. Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Boston Corporation and its successors and assigns, or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply to same to any liability or obligation of Borrower and even though unmatured and regardless of the adequacy of any other Collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         M. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be either mailed by certified mail, return receipt requested, or delivered by overnight courier service, to the applicable party at the addresses set forth in this Agreement.

         N. SAVINGS CLAUSE. Any provision of this Agreement or any of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         O. TERM OF THIS AGREEMENT. This Agreement shall remain in full force and effect until all of the Obligations have been paid in full, all of the terms, conditions and covenants under the Loan Documents have been performed, and all commitments of the Bank to advance funds under any of the Loans have terminated.

         P. INTEREST RATE PROVISIONS. All agreements between Borrower, any guarantor, and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Obligations or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the Obligations exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and each of the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of each Note to contract in strict compliance with the laws of the State of New Hampshire from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision of this Agreement or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Obligations and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Bank.

         Q. WAIVER OF JURY TRIAL. BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OF ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS,
         STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN.

         I. COMMITMENT FEE. For and in consideration of the Bank entering into this Amendment, the Borrower shall pay the Bank a commitment fee in the amount of $7,500.00 on the date of execution hereof, which fee is shown on Schedule B to the Loan Agreement (as amended hereby) as the Revolving Line of Credit Commitment Fee.

         II. REPLACEMENT REVOLVING LINE OF CREDIT PROMISSORY NOTE. The Borrower shall execute and deliver to Bank a replacement Revolving Line of Credit Loan promissory note in form and substance satisfactory to the Bank to reflect the increase of the maximum principal amount under the Revolving Line of Credit Loan.

         III. AMENDMENT OF SECURITY AGREEMENTS. The Revolving Line of Credit Loan, as increased hereby, shall be secured in accordance with the terms, conditions, and priorities under the Loan Agreement and Loan Documents for the Revolving Line of Credit Loan prior to increase hereunder. The Security Agreements of each of the Borrower and the Subsidiary included among the Loan Documents shall be and hereby are amended by including the Revolving Line of Credit Loan, as increased hereby, as Secured Obligations under each of the Security Agreements secured by the security interests in the Collateral granted to the Bank by the Borrower and the Subsidiary thereunder in replacement of the prior Revolving Line of Credit Loan and the Revolving Line of Credit/Term Loan.

         IV.    AMENDMENT OF SUBSIDIARY'S GUARANTY AGREEMENT.
         The Guaranty shall be and hereby is amended such that the Revolving Line of Credit Loan, as increased hereby, shall be included as a Guaranteed Obligations thereunder.

         V.     REPRESENTATIONS AND WARRANTIES.
         Except as set forth in Schedule I hereto, and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, confirm, reassert, and restate all of the representations and warranties under the Loan Agreement and the Loan Documents as of the date hereof.

         VI.    AFFIRMATIVE COVENANTS.
         Except as set forth in Schedule II hereto and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, hereby confirm, reassert, and restate their respective affirmative covenants as set forth in the Loan Agreement and Loan Documents as of the date hereof.

         VII.   AFFIRMATION OF NEGATIVE COVENANTS.
         Except as set forth on Schedule III hereto and except to the extent affected by the amendments hereunder or by previous amendments, or otherwise consented to or acknowledged by the Bank in writing, each of the Borrower and the Subsidiary, jointly and severally, hereby confirm, reassert, and restate their respective negative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.

         VIII.  FURTHER REPRESENTATION AND WARRANTY.
         Each of the Borrower and the Subsidiary represent and warrant to the Bank that no consent, authorization or approval is required of any third party, including, but not limited to, the Vermont Economic Development Authority and the United States Small Business Administration, for any of the Borrower or the Subsidiary to enter into this Agreement and to consummate the transactions contemplated hereunder.

         IX.    NO FURTHER EFFECT.
         Except as specifically amended hereby, the terms and conditions of the Loan Agreement and the Loan Documents as set forth therein and as amended through the date hereof shall remain in full force and effect.


         IN WITNESS WHEREOF, the Bank, the Borrower and the Subsidiary have executed this agreement effective as of the date and year first above written.

                                     FLEET BANK-NH



_______________________              By:__________________________________
Witness                                 Kenneth R. Sheldon, Vice President



                                        GREEN MOUNTAIN COFFEE ROASTERS, INC.




_______________________              By:________________________________________
Witness                                 Robert D. Britt, Chief Financial Officer



                                     GREEN MOUNTAIN COFFEE ROASTERS
                                     FRANCHISING CORPORATION




_______________________              By:________________________________________
Witness                                 Robert D. Britt, Chief Financial Officer

STATE OF _____________________
COUNTY OF ____________________

        On this, the __ day of April, 2000, before me, the undersigned officer, personally appeared Kenneth R. Sheldon, who acknowledged himself to be a Vice President of Fleet Bank - NH, a bank and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said bank.

                                              Before me,


                                              __________________________________
                                              Justice of the Peace/Notary Public


STATE OF ____________________
COUNTY OF ___________________

        On this, the __ day of April, 2000, before me, the undersigned officer, personally appeared Robert D. Britt, who acknowledged himself to be the Chief Financial Officer of Green Mountain Coffee Roasters, Inc., a corporation and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said corporation.

                                              Before me,


                                              __________________________________
                                              Justice of the Peace/Notary Public


STATE OF ____________________
COUNTY OF ___________________

        On this, the __ day of April, 2000, before me, the undersigned officer, personally appeared Robert D. Britt, who acknowledged himself to be the Chief Financial Officer of Green Mountain Coffee Roasters Franchising Corporation, a corporation and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of said corporation.

                                              Before me,


                                              __________________________________
                                              Justice of the Peace/Notary Public

                      TWELFTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS

                                   Schedule I


                                      None

                      TWELFTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS


                                   Schedule II


                                      None

                      TWELFTH AMENDMENT TO FLEET BANK - NH
                  COMMERCIAL LOAN AGREEMENT AND LOAN DOCUMENTS


                                  Schedule III


        Notwithstanding Section X. D. of the Loan Agreement, Borrower may redeem certain of its outstanding capital stock for an aggregate amount up to $6,250,000.00 with those amounts advanced under the Revolving Line of Credit Loan.

                                 FLEET BANK - NH
                            COMMERCIAL LOAN AGREEMENT

                                   SCHEDULE A

                           CASH MANAGEMENT PROVISIONS


ADDITIONAL  TERMS AND  CONDITIONS FOR  MANAGEMENT OF  REVOLVING  LINE OF  CREDIT
LOANS.

        BORROWER shall from time to time inform the BANK of the target balance which BORROWER desires to maintain in its Demand Deposit Account, which shall in no event be less than any minimum balance (if any) required under this Agreement. To maintain the desired target balance in BORROWER's Demand Deposit Account, BORROWER hereby instructs, authorizes, and directs BANK to charge BORROWER's Demand Deposit Account to make payments to reduce the debit balance of BORROWER's Loan Account and to make payment of BORROWER's other obligations to the BANK, and to make advances under the Revolving Line of Credit Loan increasing the debit balance in BORROWER's Loan Account and credit the same to BORROWER's Demand Deposit Account. Notwithstanding the foregoing, BORROWER's obligations to pay each Loan are the general obligations of the BORROWER and shall not be deemed to be obligations to be satisfied solely from funds in the Demand Deposit Account or by advances under the Revolving Line of Credit Loan. BORROWER acknowledges and agrees that the target balance is only a desired goal based upon estimates and that the BANK shall have no responsibility for variances from the target balance as long as all charges, advances and credits are made in good faith. All credits against BORROWER's indebtedness indicated in the Loan Account shall be conditional upon final payment to the BANK of the items giving rise to such credits. The amount of any item credited against BORROWER's Loan Account which is not paid or which is charged back against the BANK for any reason may be charged as a debit to the Loan Account or may be charged back against the Demand Deposit Account of BORROWER, and shall be an obligation of the BORROWER to the BANK in each instance whether or not the item so charged back or not paid is returned. Any item received in payment towards BORROWER's outstanding indebtedness reflected in the Loan Account which requires clearance or payment shall be considered to be applied immediately for purposes of determining the maximum available amount under BORROWER's Revolving Line of Credit under Section I. A. of this Agreement, but shall not be considered to have been credited to the Loan Account until two (2) business days after receipt by the BANK of such item for purposes of interest accruing on the outstanding indebtedness indicated by the Loan Account. Notwithstanding any other provision hereof, no advances shall be made by BANK to BORROWER's Demand Deposit Account at any time an Event of Default exists under this Agreement or the Loan Documents, or any condition exists which, if not cured, would with the passage of time or the giving of notice, or both, constitute such an Event of Default. Except in the case of BANK's gross negligence, willful misconduct, or failure to act in good faith, BANK shall not be liable for any act done or omitted by it in good faith, or for any mistake in fact or law, or for anything it may do or refrain from doing in connection with or as required by this Section of Schedule
A. In addition, BORROWER will reimburse and indemnify BANK for any damages, losses, liabilities, claims, costs, or expenses, of any kind whatsoever and however caused, including, but not limited to, reasonable attorneys' fees, paid, suffered or incurred by BANK as a result of any third party claim against BANK arising out of or in connection with BANK's performance of the services contemplated by this Section of Schedule A to be provided by BANK, except to the extent the same results from the gross negligence, willful misconduct, or failure to act in good faith by BANK.